AMENDMENT NUMBER 2
                                     TO THE
                            NATIONAL FUEL GAS COMPANY
                                   TOPHAT PLAN

         I, B. J. Kennedy, pursuant to resolutions adopted by the Board of Directors of National Fuel Gas Company on September 17, 1998, and by the resolutions adopted by the Compensation Committee of the National Fuel Gas Company Board of Directors on September 17, 1998, do hereby execute the following amendment to the National Fuel Gas Company Tophat Plan (the "Plan"), effective December 10, 1998.

     1. Paragraph 1.1, as amended effective August 1, 1997, shall be further amended and restated in its entirety to read as follows:


           1.1    "Base Salary" shall mean gross cash  compensation  per regular
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                  payroll period, including salary continuation payments made by an Employer on account of sickness or accident, which are paid to a Participant for employment services rendered to an Employer, before reduction for compensation deferred pursuant to the National Fuel Gas Company Deferred Compensation Plan or pursuant to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, and shall also include (i) payments made to a Participant pursuant to the Company's Annual At Risk Compensation Incentive Program ("AARCIP") or a successor plan thereto, (ii) awards of restricted stock that are made to a Participant for service in the Company's fiscal year 1996 or later to supplement an AARCIP award for that fiscal year, which was approximately equal to the maximum AARCIP award then permissible consistent with the shareholder approval applicable to that AARCIP award, valued at the average of the high and low market value on the grant date, and (iii) any performance-related lump sum compensation (i.e.,
                  lump   sum   payments    other   than   expense   or   tuition
                  reimbursements,   moving  expense  reimbursements,   lump  sum
                  payments for eligible unused vacation, worker's compensation payments, award payments for suggestions, severance payments or any other non-performance related payments) made on or after August 1, 1997, but shall exclude all other fees, commissions, stock, special, extra or nonperiodic compensation in any form. Notwithstanding the above, amounts described in clause (iii) shall only be included in Base Salary for
                  officers  of  any   Employer   other  than  Seneca   Resources
                  Corporation.


     2.    In all other respects, the Plan shall remain unchanged.


                                            NATIONAL FUEL GAS COMPANY


As of December 10, 1998                  /s/ B. J. Kennedy
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Dated                                    B. J. Kennedy
                                         President, Chief Executive Officer and
                                         Chairman of the Board of Directors